Exhibit 99.1

CITI TRENDS ANNOUNCES SECOND QUARTER 2010 RESULTS

Second quarter net loss of $567,000 compared with net loss of $69,000 last year

Second quarter sales increased 15.6%; comparable store sales decreased 0.6%

Net income in the first half of 2010 increased 51.2% to $11.9 million

SAVANNAH, GA (August 18, 2010) — Citi Trends, Inc. (NASDAQ: CTRN) today reported results for the second quarter of fiscal 2010.

Financial Highlights — Second quarter ended July 31, 2010

Total sales in the second quarter ended July 31, 2010 increased 15.6% to $129.0 million compared with $111.6 million in the second quarter ended August 1, 2009.  Comparable store sales decreased 0.6% in the second quarter.  A net loss of $567,000 was recognized in this year’s second quarter compared with a net loss of $69,000 in the second quarter of 2009.  Last year’s second quarter included an unrealized pretax gain of $671,000 related to auction rate securities held at that time.  Loss per diluted share was $(0.04) in the second quarter of 2010 compared with loss per diluted share of $(0.00) in the second quarter of 2009.

Store activity in the second quarter of 2010 included five new openings and two expansions, resulting in a total store count of 425 at the end of the quarter.

Financial Highlights — First half ended July 31, 2010

Total sales in the first half of fiscal 2010 increased 21.9% to $310.4 million compared with $254.7 million in the first half of fiscal 2009.  Comparable store sales increased 5.1% in the first half of this year.  Net income increased 51.2% to $11.9 million compared with $7.9 million in last year’s first half.  Earnings per diluted share were $0.82 in the first half of 2010 compared with $0.54 in 2009’s first half.

Fiscal 2010 Outlook

The Company estimates that 2010 earnings will be in a range of $1.60 to $1.70 per diluted share which includes an anticipated comparable store sales increase of flat to 2% in the last half of 2010.  For the full year, the Company expects to increase selling square footage by at least 15%.  The effective tax rate for 2010 is estimated to approximate 35%.

The Company reminds investors of the complexity of accurately assessing future results given the difficulty in predicting fashion trends, consumer preferences and general economic conditions and the impact of other business variables.  See “Forward-Looking Statements” below for more information regarding these uncertainties.

Investor Conference Call and Webcast

Citi Trends will host a conference call today at 9:00 a.m. ET.  The number to call for the live interactive teleconference is (212) 231-2900.  A replay of the conference call will be available until August 25, 2010, by dialing (402) 977-9140 and entering the passcode, 21463754.  The live broadcast of Citi Trends’ quarterly conference call will be available online at the Company’s website, www.cititrends.com, as well as http://ir.cititrends.com/events.cfm, beginning today at 9:00 a.m. ET.  The online replay will follow shortly after the call and continue through August 25, 2010.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends.  The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family.  After opening 4 stores thus far in August 2010, the Company currently operates 429 stores located in 25 states in the Southeast, Mid-Atlantic and Midwest regions and the states of Texas and California.  Citi Trends’ website address is www.cititrends.com.  CTRN-E

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding our future financial results and position, business policy and plans and objectives of management for future operations, are forward-looking statements that are subject to material risks and uncertainties.  The words “believe,” “may,” “could,” “plans,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to Citi Trends, are intended to identify forward-looking statements.  Statements with respect to earnings guidance are forward-looking statements.  Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarterly financial and accounting procedures, are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified.  Actual results or developments may differ materially from those included in the forward-looking statements, as a result of various factors which are discussed in Citi Trends, Inc. filings with the Securities and Exchange Commission.  These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends.  Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, Citi Trends does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:	Bruce Smith	David Alexander
	Chief Financial Officer	President and Chief Executive Officer
	(912) 443-2075	(912) 443-3924

CITI TRENDS, INC.

CONDENSED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	July 31, 2010	August 1, 2009
	(unaudited)	(unaudited)
Net sales	$129,042	$111,605
Cost of sales	80,762	69,011
Gross profit	48,280	42,594
Selling, general and administrative expenses	44,426	38,994
Depreciation and amortization	4,769	4,455
Loss from operations	(915)	(855)
Interest income	44	105
Interest expense	(5)	(28)
Unrealized gain on investment securities	—	671
Loss before income tax benefit	(876)	(107)
Income tax benefit	(309)	(38)
Net loss	$(567)	$(69)

Basic net loss per common share	$(0.04)	$(0.00)
Diluted net loss per common share	$(0.04)	$(0.00)

Net loss attributable to common shares (1):
Basic	$(567)	$(69)
Diluted	$(567)	$(69)

Weighted average shares used to compute basic net loss per share	14,515	14,365
Weighted average shares used to compute diluted net loss per share	14,515	14,365

	Twenty-Six Weeks Ended	Twenty-Six Weeks Ended
	July 31, 2010	August 1, 2009
	(unaudited)	(unaudited)
Net sales	$310,448	$254,702
Cost of sales	189,778	154,920
Gross profit	120,670	99,782
Selling, general and administrative expenses	92,876	79,127
Depreciation and amortization	9,519	8,828
Income from operations	18,275	11,827
Interest income	99	244
Interest expense	(9)	(69)
Unrealized loss on investment securities	—	(57)
Income before income tax expense	18,365	11,945
Income tax expense	6,483	4,085
Net income	$11,882	$7,860

Basic net income per common share	$0.82	$0.54
Diluted net income per common share	$0.82	$0.54

Net income attributable to common shares (1):
Basic	$11,882	$7,700
Diluted	$11,882	$7,700

Weighted average shares used to compute basic net income per share	14,486	14,342
Weighted average shares used to compute diluted net income per share	14,510	14,370

(1) Net of income allocated to nonvested restricted stockholders

CITI TRENDS, INC.

CONDENSED BALANCE SHEETS (unaudited)

(in thousands)

	July 31, 2010	August 1, 2009
	(unaudited)	(unaudited)
Assets:
Cash and cash equivalents	$84,636	$36,361
Short-term investment securities	3,148	42,468
Inventory	107,556	88,829
Other current assets	16,742	13,199
Property and equipment, net	73,434	59,741
Other noncurrent assets	4,849	4,744
Total assets	$290,365	$245,342

Liabilities and Stockholders’ Equity:
Accounts payable	$58,942	$46,129
Accrued liabilities	24,685	20,336
Other current liabilities	1,909	2,370
Noncurrent liabilities	9,253	8,836
Total liabilities	94,789	77,671

Total stockholders’ equity	195,576	167,671
Total liabilities and stockholders’ equity	$290,365	$245,342